SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2007

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 17, 2007, Tekni-Plex, Inc. (“Tekni-Plex” or the “Company”) announced that it entered into a waiver (the “Waiver”), a copy of which is attached hereto as Exhibit 10.1, to the Company’s Credit Agreement (the “Credit Agreement”) dated as of June 10, 2005, as amended, with Citicorp USA, Inc. as Administrative Agent (the “Agent”), and the Requisite Lenders under and as defined in the Credit Agreement, waiving certain defaults that may exist under the Credit Agreement for the duration of the Waiver Period (as defined in the Waiver), including certain defaults that may exist due to the failure of the Company to make the interest payment under the indenture (the “Indenture”) for the Company’s 12 3/4% Senior Subordinated Notes due 2010 (the “Notes”), as described under Item 2.04 below. The Waiver Period commences on December 17, 2007 and goes through February 14, 2008, provided that the Waiver Period will terminate (i) upon the occurrence of any Event of Default (as defined in the Credit Agreement) that is not otherwise waived pursuant to the Waiver, (ii) on or after January 17, 2008, if (A) any cash flow forecast required to be delivered pursuant to the Waiver shows the total U.S. liquidity of Tekni-Plex and its domestic subsidiaries falling below the amount specified in the Waiver or (B) Available Credit (as defined in the Credit Agreement) is less than $5 million at any time, (iii) upon one business day’s notice by the Agent, if an uncured default under the Waiver exists or (iv) upon one business day’s notice by the Agent, on or after January 17, 2008, if the Company has not entered into a waiver or forbearance agreement in respect of the Indenture acceptable to the Agent in its sole discretion.  A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 17, 2007, Tekni-Plex announced that it did not make the $20.5 million interest payment due on December 17, 2007 as required by the Indenture. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1. The failure to make the interest payment on the Notes constitutes a default under the Indenture, and after the expiration of the applicable 30-day grace period, will constitute an event of default under the Indenture. In the event that holders of at least 25% in aggregate principal amount of the outstanding Notes or the trustee accelerate the maturity of the outstanding Notes, such acceleration would constitute an event of default under the Company’s 8 3/4% Senior Secured Notes due 2013 and 10 7/8% Senior Secured Notes due 2012. The Company intends to seek a forbearance agreement with the noteholders under the Indenture prior to the expiration of the grace period under the Indenture. There can be no assurance that the Company will obtain such an agreement on acceptable terms.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, Tekni-Plex announced the appointment of turnaround specialist James A. Mesterharm of AP Services, LLC (“APS”) and a Managing Director at AlixPartners, LLP (“AlixPartners”), as the Chief Restructuring Officer of Tekni-Plex. In this role, Mr. Mesterharm will work with Tekni-Plex’s senior management team as it implements a series of initiatives aimed at maintaining the Company’s near-term liquidity and strengthening its financial performance. Mr. Mesterharm will remain a Managing Director of AlixPartners while serving as Tekni-Plex’s Chief Restructuring Officer. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

Mr. Mesterharm, age 39, has significant expertise in cost reduction plan development and implementation, cash management, crisis management, capital structure refinancing, and business plan development for acquisition and restructuring purposes, and has been a Managing Director of AlixPartners since 2001. He has served as Chief Operating Officer of a leading plastic bag manufacturer (from April 2007 to September 2007), Restructuring Advisor to Silicon Graphics, Inc. (from May 2005 to September 2006) and Safety-Kleen (June 2000 to January 2004), and Chief Restructuring Officer of Parmalat USA (from May 2004 to April 2005). Prior to joining AlixPartners, Mr. Mesterharm was a Manager in the Financial Advisory Services practice of Ernst & Young.

On December 17, 2007, Tekni-Plex entered into a letter agreement with APS (the “CRO Agreement”), to provide the services of Mr. Mesterharm as Chief Restructuring Officer of Tekni-Plex and other APS personnel. Under the terms of the CRO Agreement, APS will receive a monthly fee of $400,000 from Tekni-Plex, credited against the $400,000 retainer paid by Tekni-Plex at the time of the engagement, plus reasonable out-of-pocket expenses in connection with the services provided. Mr. Mesterharm will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans; he will, however, be entitled to indemnification under the provisions of the Company’s By-Laws.

Item 8.01. Other Events

On December 17, 2007, Tekni-Plex announced that John S. Geer has resigned from the Company’s board of directors. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Waiver No. 4, dated as of December 17, 2007, to the Credit Agreement, dated as of June 10, 2005 (as amended), among Tekni-Plex, Inc., Citicorp USA, Inc. as Administrative Agent, General Electric Capital Corporation as Syndication Agent, and the Lenders and Issuers party thereto.

99.1	Press Release of Tekni-Plex, Inc. dated December 17, 2007.

This current report on Form 8-K includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality, changes in environmental and safety laws and regulations and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Tekni-Plex undertakes no obligation to update these statements for revisions or changes after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	December 17, 2007	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Waiver No. 4, dated as of December 17, 2007, to the Credit Agreement, dated as of June 10, 2005 (as amended), among Tekni-Plex, Inc., Citicorp USA, Inc. as Administrative Agent, General Electric Capital Corporation as Syndication Agent, and the Lenders and Issuers party thereto.

99.1	Press Release of Tekni-Plex, Inc. dated December 17, 2007.